                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 11, 1997 relating to the financial statements of Casull Arms Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP

New York, New York
April 15, 1997